Exhibit 99.4

ACQUIRED UNITEDHEALTH SUBSIDIARIES
ABBREVIATED FINANCIAL STATEMENTS
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2025 (Unaudited)

ACQUIRED UNITEDHEALTH SUBSIDIARIES

INDEX TO ABBREVIATED FINANCIAL STATEMENTS

Page
Abbreviated Financial Statements:
Statement of Revenue and Direct Expenses for the six months ended June 30, 2025 (Unaudited)	3
Statement of Assets Acquired and Liabilities Assumed as of June 30, 2025 (Unaudited)	4
Notes to Abbreviated Financial Statements	5

ACQUIRED UNITEDHEALTH SUBSIDIARIES
ABBREVIATED FINANCIAL STATEMENTS
STATEMENT OF REVENUE AND DIRECT EXPENSES
(in thousands)

Six Months Ended June 30, 2025

Revenue	$54,150

Direct expenses
Cost of services	39,407
Rent—cost of services	839
Depreciation and amortization	27
Total direct expenses	40,273
Revenue less direct expenses	$13,877

The accompanying notes are an integral part of these abbreviated financial statements.

ACQUIRED UNITEDHEALTH SUBSIDIARIES
ABBREVIATED FINANCIAL STATEMENTS
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(in thousands)

June 30, 2025
Assets acquired
Current assets:
Accounts receivable	$13,836
Prepaid expenses and other current assets	836
Total current assets	14,672
Property and equipment, net	165
Operating lease right-of-use assets	3,078
Restricted and other assets	36
Indefinite-lived intangibles	2,292
Total assets acquired	$20,243
Liabilities assumed
Current liabilities:
Accrued wages and related liabilities	$1,785
Operating lease liabilities—current	1,397
Other accrued liabilities	762
Total current liabilities	3,944
Long-term operating lease liabilities—less current portion	1,681
Total liabilities assumed	$5,625

The accompanying notes are an integral part of these abbreviated financial statements.

ACQUIRED UNITEDHEALTH SUBSIDIARIES
NOTES TO ABBREVIATED FINANCIAL STATEMENTS
(dollars in thousands, unless otherwise indicated)

1. DESCRIPTION OF BUSINESS

LHC Group, Inc. (“LHC”), a subsidiary of UnitedHealth Group Incorporated (“UnitedHealth”, or the “Company”), is a health care provider specializing in the post-acute continuum of care. LHC operations involve servicing patients through home health, hospice, home and community-based services, facility-based services primarily through long-term acute care hospitals, and healthcare innovations.

On April 30, 2025, the Pennant Group, Inc. (“Pennant”) entered into a purchase agreement (the “Purchase Agreement”), as subsequently amended by the First Amendment to Purchase Agreement dated October 1, 2025 (the “Amendment” and the Purchase Agreement as so amended by the Amendment, the “Amended Agreement”), by and among its wholly-owned subsidiaries, Cornerstone Healthcare, Inc. (“Equity Buyer”) and Tensaw River Healthcare LLC (“Asset Buyer”), and UnitedHealth, Amedisys, Inc. (“Amedisys”), and certain other sellers (collectively, the “Sellers”). Pursuant to the Amended Agreement, Equity Buyer agreed to acquire from the Sellers certain equity interests in, and Asset Buyer agreed to acquire from the Sellers certain assets of, certain subsidiaries of UnitedHealth and Amedisys related to providing home health, hospice, or palliative care services through certain providers (the “Transaction”). The Transaction closed on October 1, 2025 (the “Closing Date”).

The equity interests and assets acquired from subsidiaries of UnitedHealth are referred to as the “subsidiaries”.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying abbreviated financial statements, which consist of the statement of revenue and direct expenses for the six months ended June 30, 2025, the statement of assets acquired and liabilities assumed as of June 30, 2025, and the related notes thereto, will henceforth be collectively referred to as the “Abbreviated Financial Statements”. The Abbreviated Financial Statements were prepared for the purpose of complying with the requirements of Rule 3-05 of the U.S. Securities Exchange Commission Regulation S-X and present the assets acquired and liabilities assumed and the related revenue and direct expenses of the subsidiaries of UnitedHealth. The Abbreviated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The subsidiaries did not represent a substantial portion of UnitedHealth’s assets and liabilities. It is impracticable to prepare complete financial statements related to the subsidiaries as UnitedHealth has not maintained the distinct and separate books and records necessary to prepare full stand-alone or carve-out financial statements. As a result, the statement of revenue and direct expenses was derived from the operating activities directly attributable to the subsidiaries from UnitedHealth’s books and records and contains certain estimates and allocation methodologies. Although management is unable to determine all of the actual costs, expenses and resulting operating results associated with the subsidiaries, it considers the allocation of such items to be reasonable for the periods presented. However, the revenue and direct expenses of the subsidiaries may differ from the results that would have been achieved had the subsidiaries operated as a separate entity and may not necessarily reflect the assets and liabilities or revenue and expenses of the subsidiaries on a stand-alone basis in the future.

In addition, and as described further below, the statement of revenue and direct expenses excludes corporate overhead costs borne by UnitedHealth to support the subsidiaries. As such, the statement is not indicative of the future results of the subsidiaries as it omits various operating expenses that Pennant will incur to operate the subsidiaries in the future.

UnitedHealth performed certain functions for the subsidiaries including, but not limited to, corporate management, certain legal services, administration of insurance, regulatory and compliance, treasury, information systems, finance, corporate income tax administration, employee compensation and benefit management, facilities and other corporate expenses. The costs of these functions historically have not been allocated to its services, and are not directly attributable or specifically identifiable to the subsidiaries, and therefore, are not included in the Abbreviated Financial Statements. Income taxes and interest expense have not been included in the accompanying statements as these expenses are not specifically attributable to the subsidiaries. As the subsidiaries have historically been managed as part of the operations of the Company and have not been operated as stand-alone entities, information about the subsidiaries’ operating, investing, and financing cash flows is not available. As such, a statement of cash flows is not presented in the Abbreviated Financial Statements.

Estimates and Assumptions - The preparation of the Abbreviated Financial Statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Abbreviated Financial Statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates in the Abbreviated Financial Statements relate to revenue recognition and intangible assets. Actual results could differ from those estimates.

Revenue Recognition - Revenues are recognized when services are provided to the patients at the amount that reflects the consideration to which the Company expects to be entitled from patients and third-party payors, including Medicaid, Medicare and insurers (private and Medicare replacement plans), in exchange for providing patient care. Revenue recognized from healthcare services are adjusted for estimates of variable consideration to arrive at the transaction price. The Company determines the transaction price based on contractually agreed-upon amounts or rates, adjusted for estimates of variable consideration. The Company uses the expected value method in determining the variable component that should be used to arrive at the transaction price, using contractual agreements and historical reimbursement experience within each payor type. The amount of variable consideration which is included in the transaction price may be constrained and is included in the net revenue only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. If actual amounts of consideration ultimately received differ from the Company’s estimates, the Company adjusts these estimates, which would affect net service revenue in the period such variances become known.

As the Company’s contracts have an original duration of one year or less, the Company uses the practical expedient applicable to its contracts and does not consider the time value of money. Further, because of the short duration of these contracts, the Company has not disclosed the transaction price for the remaining performance obligations as of the end of each reporting period or when the Company expects to recognize this revenue. In addition, the Company has applied the practical expedient provided by Accounting Standard Codification (“ASC”) Topic 340, Other Assets and Deferred Costs, and all incremental customer contract acquisition costs are expensed as they are incurred because the amortization period would have been one year or less. See Note 3, Revenue and Accounts Receivable.

Accounts Receivable - Accounts receivable consist primarily of amounts due from Medicare and Medicaid programs, other government programs, healthcare systems, managed care health plans and private payor sources, net of estimates for variable consideration.

Property and Equipment, net - Property and equipment are initially recorded at their historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets (ranging from five to seven years). Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the remaining lease term. Repairs and maintenance are expensed as incurred.

Intangible Assets - The Company’s indefinite-lived intangible assets consist of certificates of need, Medicare licenses, and tradenames. The Company tests indefinite-lived intangible assets for impairment on an annual basis or more frequently if events or changes in circumstances indicate that the carrying amount of the intangible asset may not be recoverable.

3. REVENUE AND ACCOUNTS RECEIVABLE

Revenue is recognized when services are provided to the patients at the amount that reflects the consideration to which the Company expects to be entitled from patients and third-party payors, including Medicaid, Medicare and managed care programs (Commercial, Medicare Advantage and Managed Medicaid plans). The healthcare services in home health and hospice patient contracts include routine services in exchange for a contractual agreed-upon amount or rates. Routine services are treated as a single performance obligation satisfied over time as services are rendered. As such, patient care services represent a bundle of services that are not capable of being distinct within the context of the contract. Additionally, there may be ancillary services which are not included in the rates for routine services, but instead are treated as separate performance obligations satisfied at a point in time, if and when those services are rendered.

Revenue recognized from healthcare services are adjusted for estimates of variable consideration to arrive at the transaction price. The Company determines the transaction price based on contractually agreed-upon amounts or rates, adjusted for estimates of variable consideration. The Company uses the expected value method in determining the variable component that should be used to arrive at the transaction price, using contractual agreements and historical reimbursement experience within each payor type. The amount of variable consideration which is included in the transaction price may be constrained and is included in the net revenue only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. If actual amounts of consideration ultimately received differ from the

Company’s estimates, the Company adjusts these estimates, which would affect net service revenue in the period such variances become known.

The Company records revenue from Medicare, Medicaid and managed care programs as services are performed at their expected net realizable amounts under these programs. The Company’s revenue from governmental and managed care programs is subject to audit and retroactive adjustment by governmental and third-party agencies. Consistent with healthcare industry accounting practices, any changes to these governmental revenue estimates are recorded in the period the change or adjustment becomes known based on final settlement.

Revenue by payor for the six months ended June 30, 2025 is summarized in the following table:

	Six Months Ended June 30, 2025
	Home Health and Hospice Services
	Home Health Services(a)	Hospice Services	Total Revenue	Revenue %
Medicare	$13,177	$19,773	$32,950	60.8%
Medicaid	362	105	467	0.9
Subtotal	13,539	19,878	33,417	61.7
Managed care	15,119	1,294	16,413	30.3
Private and other	3,773	547	4,320	8.0
Total revenue	$32,431	$21,719	$54,150	100.0%

(a)	Revenue derived from palliative care services is presented as part of Home Health Services.

Accounts receivable as of June 30, 2025 is summarized in the following table:

June 30, 2025
Medicare	$6,096
Medicaid	774
Managed care	6,811
Private and other	155
Accounts receivable	$13,836

4. PROPERTY AND EQUIPMENT—NET

Property and equipment, net consist of the following:

June 30, 2025
Furniture and fixtures	$269
Leasehold improvements	92
Total property and equipment	361
Less: accumulated depreciation	(196)
Property and equipment, net	$165

Depreciation expense was $27 for the six months ended June 30, 2025.

5. INDEFINITE-LIVED INTANGIBLE ASSETS

Indefinite-lived intangible assets consist of certificates of need and Medicare licenses of $1,084 and tradenames of $1,208.

6. OTHER ACCRUED LIABILITIES

Other accrued liabilities consist of the following:

June 30, 2025
Respite payable	$310
Accrued self-insurance liabilities	204
General inpatient liability	152
Hospice CAP liabilities	96
Other accrued liabilities	$762

7. LEASES

The Company has operating leases through which their independent operating subsidiaries lease administrative offices of home health and hospice agencies with initial lease terms ranging from two to five years. Most of these operating leases are non-cancelable, contain renewal options, most involve rent increases and none contain purchase options. The lease term excludes lease renewals because the renewal rents are not at a bargain, there are no economic penalties for the Company to renew the lease, and it is not reasonably certain that the Company will exercise the extension options.

Supplemental information related to leases is as follows:

June 30, 2025
Operating Leases:
Weighted-average remaining lease term (years)	2.45
Weighted-average discount rate	4.9%

The following table shows the lease maturity analysis for all leases as of June 30, 2025, for the years ended December 31:

Year	Amounts
2025 (Remainder)	$752
2026	1,338
2027	860
2028	257
2029	—
Thereafter	—
Total lease payments	3,207
Less: present value adjustments	(129)
Present value of total lease liabilities	3,078
Less: current lease liabilities	(1,397)
Long-term lease liabilities	$1,681

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 16, 2025, the date on which these Abbreviated Financial Statements were available to be issued, and is not aware of any items that that would require adjustment to or disclosure in these Abbreviated Financial Statements and related notes.